Exhibit 21 to 2007 10-K

Direct and Indirect Subsidiaries of Convergys Corporation	Jurisdiction

Convergys Corporation	Ohio
- Convergys Information Management Group Inc.	Ohio
- Convergys EMEA Limited	United Kingdom
- - Convergys IMG Ltd	United Kingdom
- - Telesens KSCL SA	France
- - Convergys Egypt LLC	Egypt
- Convergys IMG International Services Inc.	Ohio
- Convergys IMG do Brasil Ltda	Brasil
- Convergys Singapore Pte. Ltd.	Singapore
- - Convergys Employee Care Singapore Pte. Ltd.	Singapore
- - - Convergys Employee Care (Thailand) Co. Ltd.	Thailand
- - - Convergys Employee Care Malaysia Sdn Bhd	Malaysia
- - Convergys Benefits Pte. Ltd.	Singapore
- - - Convergys I- Benefits HK Limited	Hong Kong
- - - Convergys Benefits (M) Sdn. Bhd.	Malaysia
- - - - Smiles Solutions Sdn Bhd (Malaysia)	Malaysia
- - Convergys Cyprus Limited	Cyprus
- - - Nodisko Trading Limited	Cyprus
- - - - Rosas Limited	Cyprus
- - - - Nodisko Outsourcing Company Private Limite	India
- Convergys Services Japan K.K.	Japan
- Convergys Cellular Systems Company	Ohio
- Convergys France SAS	France
- Convergys Germany GmbH	Germany
- Convergys Hong Kong Limited	Hong Kong
- Convergys Hungary Services LLC	Hungary
- Convergys IMG Australia Pty Ltd	Australia
- Convergys IMG International Inc.	Ohio
- Convergys IMG Spain, S.L.	Spain
- Convergys Information Management (India) Private Limited	India
- Convergys Information Management Services Limited	Korea
- Convergys Lanka (Private) Limited	Sir Lanka
- Convergys Mexico S. de R. L. de C. V.	Mexico
- Convergys Solucoes Informaticas, Unipessoal, LTDA	Portugal
- Convergys Thailand Co., Ltd.	Thailand
- Convergys CIS (LLC)	Russia
- PT Convergys Indonesia	Indonesia

- Convergys Customer Management Group Inc.	Ohio
- Convergys Costa Rica SRL	Costa Rica
- Convergys Employee Care Argentina S.R.L.	Argentina
- Convergys Employee Care Colombia Limitada	Colombia
- Convergys Employee Care Puerto Rico, LLC	Puerto Rico
- Convergys Employee Care Taiwan Limited	Taiwan
- Convergys India Services Private Limited	India
- Convergys Philippines Services Corporation	Philippines
- Encore Receivable Management, Inc.	Kansas
- - Encore Receivable Management Canada Inc.	Nova Scotia, Canada

- Finali Corporation	Delaware
- - Netsage Corporation	Delaware
- Convergys Learning Solutions Inc.	Delaware
- - Arista Knowledge Systems, Inc.	Delaware
- - DigitalThink (India) Pvt. Ltd.	India
- - DigitalThink UK Ltd.	United Kingdom
- - Horn Interactive Inc.	Ohio
- - - Tidewater Software, Inc.	Ontario, Canada
- - Image Dynamic Inc.	Ohio
- Convergys Customer Management International Inc.	Ohio
- - Convergys CMG UK Limited	United Kingdom
- - Convergys Customer Management AG	Switzerland
- - Convergys Customer Management Belgium SA	Belgium
- - Convergys Customer Management Italy SRL	Italy
- - Convergys Customer Management Netherlands B.V.	Netherlands
- - Convergys Services Denmark ApS	Denmark
- - Convergys Customer Management Group Canada Holding Inc.	Delaware
- - - Convergys Customer Management Limited Partner ULC	Nova Scotia, Canada
- - - Convergys New Brunswick, Inc.	New Brunswick, Canada
- - - - Convergys CMG Canada Limited Partnership	Manitoba, Canada
- - - Convergys Customer Management Delaware LLC	Delaware
- - - Convergys CMG Utah Inc.	Utah

- Convergys Broadband Asia Pte Ltd	Singapore
- Convergys Broadband Japan K.K.	Japan
- Convergys Broadband Taiwan Limited	Taiwan

- Convergys Israel Investments, Ltd.	Israel
- Convergys Solutions Ltd.	Israel
- Convergys Solutions Australia Pty Ltd.	Australia
- - SATTEC Solutions Pty Ltd.	Australia

- Asset Ohio Fourth Street LLC	Ohio
- Convergys Government Solutions LLC	Ohio
- Convergys Information Technology Services (Dalian) Co., Ltd.	Dalian, China
- Convergys Software Service (Beijing) Ltd.	Peoples Republic of China

•	All subsidiaries wholly owned except Convergys Broadband Asia Pte Ltd. And its subsidiaries which are owned 75%

•	All subsidiaries conduct business under their legal name.